                                                                    EXHIBIT 4.4

  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                   PRINCIPAL AMOUNT
No. FX-                                                      $

CUSIP No.

                           TCI COMMUNICATIONS, INC.
                          MEDIUM-TERM NOTE, SERIES C
                                 (FIXED RATE)

ORIGINAL ISSUE DATE          INTEREST RATE:                  STATED MATURITY
                                                             DATE:



INTEREST PAYMENT             INITIAL REDEMPTION              INITIAL
DATES (If other than         DATE:                           REDEMPTION
February 15 and                                              PERCENTAGE:
August 15)
                                                             EXTENSION
                                                             PERIOD(S):



                                                             FINAL MATURITY
                                                             DATE:



ANNUAL REDEMPTION            OPTIONAL REPAYMENT
PERCENTAGE REDUCTION:        DATE(S):                        OTHER TERMS:

  TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor corporation permitted by the terms hereof), for value
received, hereby promises to pay to    , or registered assigns, the principal
sum of     DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date and except to the extent extended as provided herein), and to pay interest thereon at the Interest Rate per annum specified above, from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment. The Company shall pay interest semi-annually on the dates specified above or, if none are specified, February 15 and August 15 (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date, or any Redemption Date, Purchase Date or Optional Repayment Date (in each case as defined herein) on which this Note is redeemed, repurchased or repaid prior to the Stated Maturity Date in whole or in part, (each such Stated Maturity Date, Redemption Date, Purchase Date and Optional Repayment Date being referred to hereinafter as a "Maturity Date" with respect to principal, premium, if any, and interest payable on such date); provided, however, unless otherwise specified herein, if the Original Issue Date specified above is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments hereon will commence on the Interest Payment Date following the next succeeding Regular Record Date, to the registered Holder of this Note on such next succeeding Regular Record Date. Interest on this Note shall accrue from the most recent Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from and including the Original Issue Date specified above, until the principal hereof has been paid or made available for payment in full. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day (as defined below), the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest (except defaulted interest) so payable or duly provided for on any Interest Payment Date shall be paid to the person in whose name this Note or one or more predecessor Notes is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the date fifteen (15) calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date; provided, however, that interest payable on any Maturity Date shall be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, New York.

  Payment of the principal of, premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, to the Holder hereof upon presentation of this Note at the office of the Paying Agent which is currently the Corporate Trust Department of the Trustee (as defined herein), 101 Barclay Street, Floor 21 West, New York, New York 10286, or at such other office or agency of the Company in The City of New York, New York as the Company shall designate by written notice to the Holder hereof; provided, however, that payment of interest on any Interest Payment Date (but not on the Maturity Date) without presentation of this Note (i) may be made by check mailed to the address of the Holder hereof as of the close of business on the immediately preceding Regular Record Date at such address as shall appear in the security register or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the Holder hereof (provided such Holder is the holder of an aggregate principal amount of Notes, including this Note, in excess of $10,000,000 having the same Interest Payment Dates), not less than sixteen (16) calendar days prior to such Interest Payment Date, shall be made by the wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Payment of the principal of, premium, if any, and interest with respect to this Note will be made on a Maturity Date, upon presentation and surrender of this Note to the Paying Agent as provided above, (a) in immediately available funds, provided that this Note is so presented and surrendered in time for the Paying Agent to make such payment in immediately available funds in accordance with its normal procedures, or (b) by the wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If required by applicable law or instructed by the Company or any governmental agency that taxes or other governmental charges should be withheld, the Paying Agent shall withhold any such taxes or other governmental charges on any payments made in connection with this Note.

  This Note is one of a duly authorized issue of securities of the Company
issued and to be issued under an Indenture dated as of    , 199  (the
"Indenture"), between the Company, as issuer, and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) which securities may be issued in one or more series (therein called the "Securities"). The terms of the Notes (as defined below) include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Act"). Reference is hereby made to the Indenture and all indentures supplemental thereto and the Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used and not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Note is one of the series of Securities designated Medium-Term Notes Due from Nine Months or more from Date of Issue (Securities of such series being herein called the "Notes"). The Notes are general unsecured obligations of the Company.

  This Note shall not be subject to any sinking fund and, except as may be provided in the next three paragraphs, shall not be redeemable or repayable prior to its Stated Maturity Date. If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount of and accrued interest on the Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

  If so provided above, this Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to its Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in denominations of $1,000 principal amount hereof of any integral multiple of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued and unpaid interest on the principal amount to be redeemed at the applicable rate to but excluding the date of redemption (each such date, a "Redemption Date"), on notice given by the Company or the Trustee to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption Date. Whenever less than all the Notes at any time outstanding are to be redeemed, the particular Notes to be so redeemed shall be selected by the Company, provided that if less than all the Notes with identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Trustee by lot or such other method as the Trustee considers fair and appropriate. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The "Redemption Price" shall initially be the Initial Redemption Percentage, if any, specified above, of the principal amount of this Note to be redeemed and, if the Initial Redemption Percentage is greater than 100%, shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

  If both (i) a Change of Control of the Company shall occur at any time after the Original Issue Date and on or prior to the Stated Maturity Date (as the same may be extended as described below) and (ii) on any date during the period commencing 90 days before and ending 90 days after a public filing has been made with the Securities and Exchange Commission (the "Commission") or other general public disclosure has been made indicating the occurrence of such Change of Control, the then current rating of the Notes by Duff & Phelps Credit Rating Co. or its successor ("D&P") or by Moody's Investors Service, Inc. or its successor ("Moody's") is downgraded to lower than BBB-, in the case of D&P (or an equivalent successor rating or, if the rating of the Securities by D&P is lower than BBB- (or an equivalent rating) at the beginning of such 180-day period, the rating in effect at the beginning of such period), or lower than Baa3, in the case of Moody's (or an equivalent successor rating or, if the rating of the Securities by Moody's is lower than Baa3 (or an equivalent successor rating) at the beginning of such 180-day period, the rating in effect at the beginning of such period) and, in the event that such downgrading shall have occurred during the 90-day period prior to such public disclosure, the rating assigned to the Notes by D&P or Moody's (or an equivalent successor rating) as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3 (or such lower rating by D&P or Moody's in effect at the beginning of such 180-day period, as the case may be), respectively (the occurrence of the conditions specified in both (i) and (ii) above being a "Put Event"), then the Holder hereof shall have the right, at such Holder's option and subject to the conditions of Section 4.02 of the Indenture, to require the Company to repurchase all or any portion of this Note at a purchase price equal to 100% of the principal amount hereof, plus accrued and unpaid interest, if any, to the Purchase Date, all as provided in, and subject to the terms of, the Indenture. The Company will not be obligated, with respect to the Notes, to purchase Notes or give notice to the Holders thereof with respect to more than one Put Event.

  This Note may be subject to repayment at the option of the Holder hereof on each Optional Repayment Date, if any, indicated above. If no Optional
Repayment Date is set forth above, this Note may not be so repaid at the option of the Holder hereof prior to its Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in denominations of $1,000 principal amount hereof or any integral multiple of $1,000 (provided that any remaining principal hereof shall be at least $1,000), at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest thereon at the applicable rate to but excluding the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, either (i) this Note must be surrendered, not more than 60 nor less than 30 days prior to an Optional Repayment Date (except as otherwise provided in the following fourth succeeding paragraph), with the form entitled "Option to Elect Repayment" below duly completed, at the office of the Paying Agent (currently the Corporate Trust Department of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286), or at such other office or agency of the Company in The City of New York, New York as the Company shall designate by written notice to the Holder hereof or (ii) the Paying Agent must receive at such office, within such period of time prior to an Optional Repayment Date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, with the form entitled "Option to Elect Repayment" below duly completed, will be surrendered to the Paying Agent not later than five business Days after the date of such telegram, telex, facsimile transmission or letter and this Note, with such form duly completed, are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable except as otherwise provided in the following fourth succeeding paragraph. No transfer or exchange of this Note (or, in the event that this Note is to be repaid in part, the portion of this Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time or receipt) and acceptance of this Note for repayment will be determined by the Company, which determination will be fixed, binding and non-appealable.

  This Note may be subject to an extension of its Stated Maturity Date at the option of the Company for one or more whole year periods, if any, indicated above (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date"), if any, indicated above. If this Note is subject to an extension of its Stated Maturity Date, the basis or formula, if any, for setting the interest rate for such Extension Period will be as indicated above.

  The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise not more than 60 nor less than 45 days prior to the Stated Maturity Date in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date, (ii) the new Stated Maturity Date, (iii) the interest rate applicable to the Extension Period, and (iv) the provisions, if any, for redemption at the option of the Company during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension period. Upon the mailing by the Trustee of an Extension Notice to the Holder hereof, the Stated Maturity Date of this Note shall be extended automatically as set forth in the Extension Notice, and except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate by first class mail, postage prepaid to the Holder hereof. Such notice shall be irrevocable. All Notes with identical terms with respect to which the Stated Maturity Date is extended will bear such higher interest rate for the Extension Period.

  If the Company elects to extend the Stated Maturity Date and if repayment at the option of the Holder upon such extension is provided for above, the Holder hereof will have the option to elect repayment of this Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder hereof must follow the procedures set forth herein for optional repayment, except that the period for deliver of this Note with the "Option to Elect Repayment" form to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity Date and except that a Holder who has tendered this Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.

  Interest payments on this Note shall include interest accrued from, and including, the most recent date to which interest has been paid or duly provided for (or from and including the Original Issue Date specified above, if no interest has been paid, to, but excluding, the related Interest Payment Date or Maturity Date, as the case may be. Interest shall be computed and paid on the basis of a 360-day year of twelve 30-day months,

  This Note, and any Note or Notes issued upon transfer or exchange hereof, may be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

  As provided in the Indenture and subject to certain limitations therein set forth (including without limitation the restrictions on transfer under Sections
2.02 and 2.08 of the Indenture in the event this Note is a global Security), the transfer of this Note is registrable in the security register, upon surrender of this Note for registration of transfer at the office of the Registrar in The City of New York, New York designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new registered Notes, of authorized denominations and of a like aggregate principal amount and otherwise bearing identical terms and provisions, will be issued in the name of the designated transferee or transferees.

  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes of this Note, whether or not this Note shall be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

  As provided in the Indenture and subject to certain limitations therein set forth (including without limitation the restrictions on exchange under Sections
2.02 and 2.08 of the Indenture in the event this Note is a global Security), Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination and otherwise bearing identical terms and provisions, as requested by the Holder surrendering the same at the office of the Registrar in The City of New York, New York designated for such purpose.

  No service charge shall be made for any such registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Initially, the Trustee will act as Registrar and the office at which Notes must be surrendered for registration of transfer or exchange is currently the Corporate Trust Department of the Trustee, 101 Barclay Street, Floor 21 West, New York, New York 10286.

  The Indenture permits, with certain exceptions as therein provided, the Indenture (insofar as the Notes are concerned) or the Notes to be amended or supplemented and the rights and obligations of the Company and the rights of the Holders of Notes to be modified by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes, on behalf of all the holders of Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, in each case insofar as the Notes are concerned. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder. Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes, except as permitted in the Indenture.

  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the manner and coin or currency, herein prescribed.

  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture as provided in the Indenture, the predecessor corporation will be released from those obligations.

  A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Notes or the Indenture or for any claim based on, in respect of, or by reason or such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

  Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture (as defined herein) or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile.

                                          TCI Communications, Inc.

                                          By: _________________________________

Attest:

_____________________________________
Secretary

Dated:

CERTIFICATE OF AUTHENTICATION:

This is one of the
Securities of the series
designated herein
referred to in the
within-mentioned
Indenture.

The Bank of New York
               as Trustee

By: _________________________________
        Authorized Signatory

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM--as tenants in common

     UNIF GIFT MIN ACT--..................... Custodian.....................

                        Under Uniform Gifts to Minors Act
                        .................................

     TEN ENT--as tenants by the entireties

     JT TEN--as joint tenants with right of survivorship and not as tenants in common

  Additional abbreviations may also be used though not in the above list.

                           OPTION TO ELECT REPAYMENT

  The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount of this Note (or of such specified portion) together with interest on the amount to be repaid to the repayment date, to the undersigned, at:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address of the undersigned.)

  For this Note to be repaid in whole or in part, the Paying Agent must receive at 101 Barclay Street, Floor 21 West, New York, New York 10286 (or at such other place or places in The City of New York, New York of which the Company shall from time to time notify the Holder of this Note), not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on this Note, either (i) this Note with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the Principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, with this "Option to Elect Repayment" form duly completed, will be surrendered to the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note, with this form duly completed, are received by the Paying Agent by such fifth Business Day.

  If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be denominations of $1,000 principal amount) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ _____________________________

                                                Signature: ____________________

Date __________________________                 NOTICE: The signature on this
                                                Option to Elect Repayment must
                                                correspond with the name as
                                                written upon the face of this
                                                Note in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatsoever.

                                ASSIGNMENT FORM

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee and insert Taxpayer Identification No.)

the attached Note and all rights thereunder, hereby irrevocably constituting
and appointing        attorney to transfer said Note on the books of the
issuer, with full power of substitution in the premises.

Dated: ________________________                 Signature: ____________________

                                                NOTICE: The signature of the
                                                registered owner to this
                                                assignment must correspond
                                                with the name as written upon
                                                face of the Note in every
                                                particular, without alteration
                                                or enlargement or any change
                                                whatsoever.

Signature Guarantee: ___________________________